UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 03/13/2006

SunLink Health Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-12607

Ohio	310621189
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

900 Circle 75 Parkway

Suite 1120

Atlanta, Georgia 30339

(Address of Principal Executive Offices, Including Zip Code)

770-933-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 13, 2006, SunLink Health Systems, Inc., (the “Company”), SunLink Healthcare, LLC, and the Company’s Chief Financial Officer, J.T. Morris, entered into a letter agreement (the “Agreement”) which served to amend in part Mr. Morris’ existing employment agreement. Mr. Morris agreed to amend the Amended and Restated Employment Agreement between himself, the Company and SunLink Healthcare, LLC, dated July 1, 2003. The Agreement served to extend the term of the Amended and Restated Employment Agreement by twenty-four months, making its new termination date December 31, 2006. The Agreement also served to change the number of months Mr. Morris will receive severance benefits in the event of a change in control of the Company from eighteen to fifteen. The above summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 10.1 to this report and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.1	Letter Agreement, dated March 13, 2006, between , J. T. Morris, SunLink Health Systems, Inc., and SunLink Healthcare, LLC.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

SunLink Health Systems, Inc.

Date: March 14, 2006	By:	/s/ Mark J. Stockslager
Mark J. Stockslager
Principal Accounting Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Letter Agreement, dated March 13, 2006, between , J. T. Morris., SunLink Health Systems, Inc. and SunLink Healthcare, LLC.